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                                                                       EXHIBIT F
                                                              FILE NO. 070-10128

                            CENTERPOINT ENERGY, INC.
                      INVESTMENT IN FINANCING SUBSIDIARIES
                              AS OF MARCH 31, 2005

CenterPoint Energy Houston Electric, LLC
    10174 CNP Transition Bond Co LLC                          (3)           3,745,485
    10401 CNP Transition Bond Co LLC II                       (3)             (11,461)

Utility Holding Company
    10054 CenterPoint Energy Capital Trust II                 (1)           3,135,565
    10181 CenterPoint Energy Investment Management, Inc.                  711,507,638

CenterPoint Energy Resources Corp.
    10381 CenterPoint Energy Resources Trust                  (1)           5,336,000
    10375 CenterPoint Energy Gas Receivables, LLC             (2)          99,751,001
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(1) Under GAAP, the Trust subsidiaries are deconsolidated from CenterPoint
Energy, Inc. and CenterPoint Energy Resources Corp. financial statements as of
December 31, 2003, forward.

(2) CenterPoint Energy Gas Receivables is a subsidiary that began activity in November 2002.

(3) CNP Transition Bond Co LLC II began activity in December 2004.
CNP Transition Bond Co LLC began activity in October 2001 but was capitalized prior to 2000.